UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 30, 2014

PARKWAY PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	1-11533	74-2123597
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

Bank of America Center, 390 North Orange Avenue, Suite 2400, Orlando, FL 32801

(Address of Principal Executive Offices, including zip code)

(407) 650-0593

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	Results of Operations and Financial Condition

On October 30, 2014, Parkway Properties, Inc. (the “Company”) issued a press release regarding its results of operations for the quarter ended September 30, 2014. A copy of this press release is furnished hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On October 31, 2014, the Company will hold its earnings conference call for the quarter ended September 30, 2014, at 9:00 a.m. Eastern Time.

The information furnished to the SEC pursuant to this item is furnished in connection with the public release of information in the press release on October 30, 2014 and on the Company's October 31, 2014 earnings conference call.

The information set forth in Items 2.02, 7.01 and 9.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of Parkway Properties, Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filing.

ITEM 7.01.	Regulation FD Disclosure

Following the issuance of the press release on October 30, 2014 announcing the Company's results for the quarter ended September 30, 2014, the Company made available supplemental information regarding the Company's operations. A copy of the Company's Supplemental Financial and Portfolio Information for the quarter ended September 30, 2014 is available on the Company's website at www.pky.com.

ITEM 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press Release of Parkway Properties, Inc. dated October 30, 2014, announcing the results of operations of Parkway Properties, Inc. for the quarter ended September 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2014

PARKWAY PROPERTIES, INC.

	By:	/s/ Jeremy R. Dorsett
Jeremy R. Dorsett
Executive Vice President and General Counsel